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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-3/A of Brightpoint, Inc. of our report on Allied Communications, Inc. and Affiliates dated February 23, 1996 on our audits of the financial statements of Allied Communications, Inc. and Affiliates. We also consent to the reference to our Firm under the caption "Experts."

COOPERS & LYBRAND LLP

Philadelphia, Pennsylvania

August 1, 1997